Exhibit 99.1

Corporate Headquarters

100 Motor Parkway, Suite 160

Hauppauge, NY 11788-5138

Direct Dial: 631-360-9304

Direct Fax: 631-360-9380

brock@bankofsmithtown.net

PRESS RELEASE

Release Date: March 27, 2006

Contact: Ms. Judith Barber	News Contact:	Peter Hamilton
Corporate Secretary		Rubenstein Associates

(work) 212-843-8015

(home) 631-928-8437

(cell) 516-375-6434

SMITHTOWN BANCORP ANNOUNCES

THREE-FOR-TWO STOCK SPLIT

AND ISSUANCE OF

TRUST PREFERRED SECURITIES

Stock will split on May 5, 2006

Fifth stock split in 8 years

Price up 21.7% in last 22 weeks

Smithtown, NY, March 27, 2006 - The board of directors of Smithtown Bancorp (NASDAQ: SMTB) has approved a 3-for-2 stock split in the form of a 50% stock dividend payable on May 5, 2006, to shareholders of record as of April 21, 2006.

This will be the company’s fifth stock split during the last eight years. The company previously split its common stock two-for-one in 1998, 2001, 2003 and 2004. The company currently has 5,923,726 shares outstanding. When this latest split is completed, the company’s outstanding shares will have increased to 8,885,589 shares.

The company’s Chairman of the Board, President and Chief Executive Officer, Brad Rock, commented: “Because the price for the shares has increased during the past several months, we feel that now is the right time to split the shares again to reduce the per share price. We believe this step will further enhance retail ownership and trading liquidity by providing pricing levels that are accessible to a broader group of investors.”

On October 20, 2005, the price per share of Smithtown Bancorp stock was $26.30. During the past approximately 22 weeks, the price has risen to $32.00, which was the closing price on Friday, March 24, 2006. The latest price represents an increase of $5.70 per share, or an increase in value of 21.7%.

The board of directors also approved the issuance of trust preferred securities in the amount of $7 million. The securities will be issued as part of a “pooled” private offering. The company currently has $11 million of similar trust preferred securities outstanding.

Mr. Rock commented: “As our company continues to grow rapidly, a pooled offering of trust preferred securities is the most cost efficient way for us to add Tier I capital to support that growth.” The company grew by almost 30% last year, with assets at year-end of $878 million.

Over the past 11 years, the market value of the company’s stock has risen at a compounded annual growth rate of more than 30% per year. On January 1, 1995, one share of the company’s stock was worth $24.62. Eleven years later, on December 31, 2005, that one share had become 16 shares each worth $29.75, and as of last Friday, March 24, 2006, each of those shares was worth $32.00. The company’s shares are traded on NASDAQ under the symbol “SMTB”.

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Forward-Looking Statements

This release and other written materials and statements management may make, may contain forward-looking statements regarding the Company’s prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are sometimes identified by use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project”, or other similar expressions. The Company’s ability to predict results or the actual effects of its plans and strategies is inherently uncertain. Accordingly actual results may differ materially from anticipated results.

Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, a change in economic conditions; changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other risk factors disclosed in the Company’s reports filed with the Securities and Exchange Commission; and other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting the Company’s operations, pricing and services.

Investors are cautioned not to place undue reliance on forward-looking statements as a prediction of actual results. Except as required by applicable law or regulation, the Company undertakes no obligation to republish or revise forward-looking statements to reflect events or circumstances after the date the statements were made or to reflect the occurrences of unanticipated results. Investors are advised, however, to consult any further disclosures the Company makes on related subjects in our reports to the Securities and Exchange Commission.